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                                                                     Exhibit C-3

                 FORM OF SOLICITATION INDEMNIFICATION AGREEMENT

         SOLICITATION INDEMNIFICATION AGREEMENT, dated November 14, 2002 (this "Agreement"), among The Korea Development Bank, a statutory juridical entity established under The Korea Development Bank Act of 1954, as amended (the "KDB Act"), in the Republic of Korea (the "Republic"), and wholly owned by the government of the Republic ("KDB"), Credit Suisse First Boston Corporation, a Massachusetts corporation ("CSFB"), and Lehman Brothers Inc., a Delaware corporation ("Lehman Brothers").

         WHEREAS, Korea Electric Power Corporation ("KEPCO"), a statutory juridical corporation established under the Korea Electric Power Corporation Act of 1980, as amended (the "KEPCO Act"), in the Republic intends to engage in solicitations (together with any amendments and extensions thereof, the "European Solicitations") of votes (the "European Votes") from holders (the "Eurobond Holders") of KEPCO's bonds, debentures and notes listed on Annex A of the FASA, as hereinafter defined (collectively, the "Eurobonds") to approve certain supplements and/or amendments to the applicable fiscal agency agreements and, with respect to the Eurobonds issued under the Euro Medium Term Note Programme, the Euro Medium Term Note Programme and the related supplemental agency agreements and pricing supplements pursuant to which the Eurobonds were issued (collectively, the "Fiscal Agency Agreements") on the terms and subject to the conditions set forth in the Notice of Meeting dated November 14, 2002, Information Release dated November 14, 2002 of KEPCO, and the basic prospectus, dated August 29, 2002 (the "Basic Prospectus"), as supplemented by the prospectus supplement, dated November 14, 2002 (the "Prospectus Supplement," and together with the Basic Prospectus, the "Prospectus," except that, if the Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement) of The Korea Development Bank, a statutory juridical entity established under The Korea Development Bank Act of 1954, as amended (the "KDB Act"), in the Republic, and wholly owned by the government of the Republic ("KDB"), (the foregoing documents, including any documents incorporated by reference therein, any exhibits or annexes thereto and as the same may be amended or supplemented from time to time and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the European Solicitations, the "Eurobond Solicitation Materials");

         WHEREAS, KEPCO intends to engage in solicitations (together with any amendments and extensions thereof, the "U.S. Solicitations" and, together with the European Solicitations, the "Solicitations") of consents (the "U.S. Consents" and, together with the European Votes, the "Consents") from holders (the "U.S. Holders" and, together with the Eurobond Holders, the "Holders") of KEPCO's bonds, debentures and notes listed on Annex B of the FASA (collectively, the "Yankee Bonds" and, together with the Eurobonds, the "Securities") to certain amendments to the applicable indentures pursuant to which the Yankee Bonds were issued (collectively, the "Indentures"), on the terms and subject to the conditions set forth in the Consent Solicitation Statement of KEPCO dated November 14, 2002 and the attached Prospectus of KDB (including any documents incorporated by reference therein and any

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exhibits or annexes thereto and as the same may be amended or supplemented from time to time, the "Statement") and related Consent and Proxy Form (the "Consent", and together with the Statement and any forms of letters to clients and letters to brokers, dealers, commercial banks, trust companies and other nominees relating to the U.S. Solicitations, the "Yankee Bond Solicitation Materials");

         WHEREAS, in connection with and as a part of the Solicitations, KEPCO intends to seek, under the Commercial Code of the Republic of Korea (the "KCC"), the waiver and consent (the "Waiver") of the Holders of their rights to joint and several liability of each of the GENCOs (as defined in the Statement) regarding the Securities in connection with the separation of the GENCOs from KEPCO pursuant to the Plan for Restructuring (as defined in the Statement);

         WHEREAS, as consideration for those series of Securities in respect of which (i) requisite Consents are obtained to effect the proposed amendments to the applicable Fiscal Agency Agreements and Indentures and (ii) requisite Waivers are received for the waiver of joint and several liability, KDB will fully, unconditionally and irrevocably guarantee, on an unsecured and unsubordinated basis (such guarantees, the "Guarantees") KEPCO's obligations under such Securities and the related Fiscal Agency Agreements and Indentures to the extent set forth in the Prospectus. KDB has registered the issuance of the Guarantees under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Securities Act") on a Registration Statement on Schedule B (File No. 333-97299) (as amended, including the exhibits thereto, the "Registration Statement");

         WHEREAS, the Eurobond Solicitation Materials and the Yankee Bond Solicitation Materials and other documents filed or to be filed by or on behalf of KEPCO or KDB, as the case may be, with any U.S. federal, state, local or non-U.S. governmental or regulatory agency or authority and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Solicitations) as KEPCO may expressly authorize for use in connection with the Solicitations, as amended or supplemented from time to time, are collectively referred to as the "KEPCO Solicitation Materials"; provided, however, that the KEPCO Solicitation Materials shall not include information furnished in writing to KEPCO by or on behalf of KDB specifically for inclusion in the Solicitation Materials (as defined below) and consists of (i) the Registration Statement, (ii) the Prospectus, (iii) the Guarantees (clauses (i),
(ii) and (iii) are collectively, the "KDB Documents") and (iv) the information under the following captions in the Statement: "Summary of the Solicitations--KDB", "Summary of the Solicitations--KDB Guarantee", the second paragraph of "Summary of the Solicitations--Ratings" and "The KDB Guarantee" (collectively, the "KDB Information"). The "KEPCO Information" contained in the Prospectus is the information furnished in writing to KDB by or on behalf of KEPCO specifically for inclusion in the Prospectus which consists of the second, third and fourth paragraphs on the first page of the Prospectus Supplement and the information under the captions "Information Concerning KEPCO and the Consent Solicitation", "The KEPCO Restructuring" and "Plan of Distribution" of the Prospectus Supplement. The

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KEPCO Solicitation Materials, the KDB Documents and the KDB Information are
collectively referred to as the "Solicitation Materials". The supplements and/or amendments to the Fiscal Agency Agreements referred to above are referred to collectively herein as the "Supplemental Agreements", the applicable Deed Poll Guarantees relating to the applicable Guarantees of KDB in favor of the applicable Eurobond Holders are referred to collectively herein as the "Deed Poll Guarantees", the supplemental indentures supplementing the applicable Indentures referred to above, are referred to collectively herein as the "Supplemental Indentures" and the Securities Guarantees providing the applicable Guarantees of KDB in favor of the applicable Yankee Bond Holders are collectively referred herein as the "Securities Guarantees".

         WHEREAS, in connection with the registration, offer and issuance of the Guarantees and certain related matters, (i) KEPCO, CSFB and Lehman Brothers have entered into a Solicitation Agents Agreement, dated the date hereof (the "SAA"), pursuant to which KEPCO appointed CSFB and Lehman Brothers as exclusive solicitation agents of KEPCO in connection with the Solicitations (in such capacities, each a "Solicitation Agent") and (ii) KEPCO and KDB have entered into a Guarantee Agreement dated November 13, 2002 (the "Guarantee Agreement"), pursuant to which KDB agreed to register the Guarantees as described above. The Solicitation Agents are assuming duties or obligations only with respect to their role as Solicitation Agents under the SAA and the Financial Advisory Services Agreement dated April 4, 2001 among KEPCO and the Solicitation Agents (the "FASA").

         NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. No Liability for Acts of KDB, Brokers, Dealers, Banks, Trust Companies, Nominees and Others. Neither of the Solicitation Agents shall be subject to any loss, claim, damage, liability or expense (each, a "Loss") of KDB, or any of its affiliates or subsidiaries attributable to any act or omission on the part of KDB or any broker or dealer in securities (other than itself), bank, trust company, nominee or any other person, and neither Solicitation Agent shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Solicitation Agent hereunder or under the FASA or SAA except for any Loss determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by CSFB or Lehman Brothers, as the case may be, through its bad faith, gross negligence or willful misconduct. In soliciting or obtaining deliveries of Consents, KDB hereby acknowledges that each of the Solicitation Agents is acting as an independent contractor to KEPCO and shall not be deemed, as a result of this Agreement or any other agreement, to be acting as the agent of KDB or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed, as a result of this Agreement or any other agreement, to be acting as the agent of the Solicitation Agents, KDB, KEPCO or any of their respective affiliates or subsidiaries. KDB and the Solicitation Agents hereby acknowledge that neither Solicitation Agent is acting in a fiduciary capacity with respect to KDB. In addition, neither KDB nor KEPCO nor any of their respective affiliates or subsidiaries


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shall be deemed agents of the Solicitation Agents. The obligations of the
Solicitation Agents hereunder are several and not joint. Neither Solicitation Agent shall be liable for any acts or omissions of the other Solicitation Agent.

         2. The Solicitations and Solicitation Materials.

         (a) KDB hereby agrees, pursuant to this Agreement and the Guarantee Agreement, to cooperate with the Solicitation Agents and KEPCO in effecting the Solicitations by registering, offering and issuing the Guarantees and taking other reasonable action as contemplated by the Prospectus, this Agreement and the Guarantee Agreement, it being understood that the expenses and costs related to such action by KDB will be paid by KEPCO.

         (b) KDB further (i) agrees that the Prospectus may be disseminated together with the other Solicitation Materials as contemplated by the SAA, (ii) agrees to furnish or cause to be furnished to each Solicitation Agent such number of copies of the final forms of the Registration Statement and Prospectus and any amendments or supplements thereto as such Solicitation Agent may reasonably request and (iii) acknowledges that the KDB Information, the Registration Statement and Prospectus and any amendments or supplements thereto, in each case, other than with respect to the KEPCO Information, have been, or will be, prepared and approved by KDB and are KDB's sole responsibility with respect to their accuracy and completeness.

         (c) The Solicitation Agents acknowledge and agree that KDB shall have no responsibility hereunder to the Solicitation Agents for the accuracy or completeness of the KEPCO Solicitation Materials and the KEPCO Information contained in the Prospectus and any amendments or supplements thereto.

         3. Fees, Expenses and Other Compensation. The Solicitation Agents hereby acknowledge that all fees and expenses of the Solicitation Agents in connection with the transactions contemplated hereby and by the FASA and SAA shall be paid solely by KEPCO or the Solicitation Agents, as the case may be, in accordance with the provisions of the FASA and the SAA. KDB hereby acknowledges that all fees and expenses of KDB in connection with the transactions contemplated hereby shall be paid solely by KEPCO.

         4. Representations and Warranties of KDB. KDB represents and warrants to and agrees with the Solicitation Agents, that:

         (a) The Registration Statement, including the Prospectus, relating to the Guarantees has been filed with the Commission and has become effective.

         (b) Each part of the Registration Statement, when such part became effective, conformed in all material respects to the requirements of the Securities Act and, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Basic Prospectus and the Prospectus Supplement, each on the date thereof, and any amendment or supplement thereto, as of its respective issue date,


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conform and will conform, as the case may be, in all material respects to the requirements of the Securities Act and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to the KEPCO Information contained in the Prospectus.

         (d) On the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

         5. Additional Agreements. KDB hereby agrees and acknowledges that:

         (a) If, at any time, when the Prospectus is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, KDB promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

         (b) KDB will advise the Solicitation Agents promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Solicitation Agents a reasonable opportunity to comment on any such proposed amendment or supplement; provided, however, that KDB shall not amend or supplement the Registration Statement or Prospectus if such amendment or supplement refers to or names Credit Suisse First Boston Corporation, Lehman Brothers Inc. or any of their affiliates in any way without their prior written consent. KDB will also advise the Solicitation Agents promptly of the filing and the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) KDB will furnish to each of KEPCO and the Solicitation Agents a signed copy and as many other copies as KEPCO and the Solicitation Agents may reasonably request, respectively, of the final forms of the Registration Statement and Prospectus and any exhibits, amendments or supplements thereto.

         (d) KDB will arrange for the qualification of the offer and issuance of the Guarantees under the laws of the U.S. and such non-U.S. jurisdictions as the Solicitation Agents may reasonably designate after consultation with KEPCO, KEPCO's counsel, KDB and KDB's counsel and will continue such qualifications in effect so long as required for the distribution thereof, provided that in connection therewith KDB shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

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         (e) KDB will furnish to the Solicitation Agents, on the date hereof and on the date of the issuance of the Guarantees pursuant to the Prospectus and the Guarantee Agreement and of consummation of all of the transactions contemplated hereby (the "Consummation Date"), (i) an opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. and English counsel to KDB, addressed to the Solicitation Agents, in the form contained in Schedule I, and (ii) an opinion of Kim & Chang, Korean counsel to KDB, addressed to the Solicitation Agents, in the form contained in
Schedule II.

         (f) If, at any time subsequent to the execution of this Agreement and prior to and on the Consummation Date, there shall be a stop order suspending the effectiveness of the Registration Statement or any part thereof issued and any proceeding for that purpose shall have been initiated or threatened by the Commission, KDB will promptly notify the Solicitation Agents of such stop order or proceeding.

         6. Indemnification and Contribution.

         (a) KDB agrees to indemnify and hold harmless the Solicitation Agents, their respective affiliates, any officer, director, employee or agent of either of the Solicitation Agents or any such affiliates and each person, if any, who controls either Solicitation Agent within the meaning of Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as follows:

            (1) against any and all losses, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the KDB Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that KDB shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the KEPCO Information contained in the Prospectus, or in any such amendment or supplement thereto.

            (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commended or threatened, or of any claim whatsoever based upon any such untrue

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     statement or omission, if such settlement is effected with the prior written consent of KDB; and

            (3) against any and all expenses whatsoever, as incurred (including, subject to subsection (c) of this Section 6, the fees and disbursements of counsel chosen by the indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above.

         (b) Each Solicitation Agent, severally and not jointly, agrees to indemnify and hold harmless KDB, its officers, employees or directors and each person, if any, who controls KDB within the meaning of Section 20(a) of the Exchange Act against any and all losses, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this indemnification shall apply only to information provided by the Solicitation Agents for inclusion therein which consists only of the name of the Solicitation Agents under the heading "Information Concerning KEPCO and the Consent Solicitation" in the Prospectus; provided further, however, that such Solicitation Agent shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the KEPCO Information contained in the Prospectus, or in any such amendment or supplement thereto.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, KDB and the Solicitation Agents shall contribute to the aggregate losses, claims,


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damages, liabilities and expenses (including any legal or other expenses reasonably incurred in connection with investigating or defending the same) to which KDB and one or both Solicitation Agents may be subject, as incurred, in such proportion that the Solicitation Agents are responsible for that portion represented by the percentage that the total net fees received by CSFB or Lehman Brothers, as the case may be, pursuant to the FASA to the date of such liability bears to the aggregate amount of the net fees received by KDB from KEPCO pursuant to the Guarantee Agreement, and KDB shall be responsible for the balance; provided that (A) in no case shall either Solicitation Agent be responsible for any amount in excess of the total of such fees paid to CSFB or Lehman Brothers, as the case may be, and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For the purpose of this Section 6, each person, if any, who controls a Solicitation Agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Solicitation Agent, and each director of KDB, each authorized representative of KDB who signed the Registration Statement and each person who controls KDB within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as KDB.

         7. Indemnification, Representations and Warranties to Remain Operative. The rights to indemnification and contribution contained in Section 6 hereof and the representations, warranties and agreements of KDB and the Solicitation Agents set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) any failure by KEPCO to commence a Solicitation, the consummation of any Solicitation or other transaction contemplated hereby or by the SAA and Guarantee Agreement, any withdrawal, termination or cancellation of any Solicitation or other transaction contemplated hereby or by the SAA or Guarantee Agreement for any reason whatsoever, or any withdrawal by either of the Solicitation Agents pursuant to the provisions of the SAA, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of
Section 20(a) of the Exchange Act, and (c) the completion of the Solicitation Agents' services under the FASA and SAA.

         8. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Consummation Date, (b) the termination, withdrawal or cancellation of the Solicitations by KEPCO, (c) the withdrawal by both CSFB and Lehman Brothers as Solicitation Agents or the termination of the SAA by the Solicitation Agents pursuant to the SAA and (d) the date that is one year from the date hereof; provided that, Sections 1, 4, 6 and 7, this Section 8 and Sections 9 through 18 hereof shall survive the termination of this Agreement.

         9. Notices. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

         (a) if to the Solicitation Agents:


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                                       8

                          Credit Suisse First Boston Corporation
                          Eleven Madison Avenue
                          New York, NY 10010-3629
                          Attention: Liability Management Group
                          Facsimile: (212) 743-5162
                          Telephone: (212) 538-8474


                          Lehman Brothers Inc.
                          745 Seventh Avenue
                          New York, New York  10019
                          Attention:  Liability Management Group
                          Facsimile:  (646) 758-2065
                          Telephone:  (212) 528-7581


                 (b)      if to KDB:

                          The Korea Development Bank
                          16-3, Yeoyido-dong, Youngdeungpo-ku
                          Seoul, Korea
                          Attention:  Team Head of the Corporate
                                      Finance Department II
                          Facsimile:  (822) 787-5291


         Any party may alter the address or fax number to which communications or copies are to be sent by giving notice of such change of address or fax number in conformity with the provisions of this Section 9 for the giving of notice.

         10. Modifications. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

         11. Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process; Waiver of Jury Trial.

         (a) KDB irrevocably consents and agrees, for the benefit of the Solicitation Agents, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any state or U.S. federal court located in New York City, State of New York and, until amounts due and to become due in respect of the Guarantees or otherwise under this Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

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         (b) KDB hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. The provisions of this Section 11 shall survive any termination of this Agreement, in whole or in part.

         (c) KDB hereby irrevocably designates and appoints Korea Development Bank, New York Branch, 320 Park Avenue, New York, New York 10022, U.S.A. (the "Process Agent"), as the authorized agent of KDB upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of Korea Development Bank as such authorized agent shall become effective immediately without any further action on the part of KDB. KDB represents to each Solicitation Agent that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. KDB hereby irrevocably authorizes and directs the Process Agent to accept such service. KDB further agrees that service of process upon the Process Agent and written notice of said service to KDB mailed by first class mail or delivered to the Process Agent, shall be deemed in every respect effective service of process upon KDB in any such suit or proceeding. Nothing herein shall affect the right of either Solicitation Agent or any person controlling either Solicitation Agent to serve process in any other manner permitted by law. KDB agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. If KDB has or may hereafter acquire immunity from jurisdiction or legal process or from attachment in aid of execution or from execution with respect to itself or its property, KDB hereby irrevocably waives to the fullest extent permitted under applicable law such immunity in respect of its obligations hereunder in any action which may be instituted in any federal or state court sitting in New York, New York, or in any competent court in the Republic by either Solicitation Agent or by any persons controlling either Solicitation Agent within the meaning of Section 15 of the Securities Act. This waiver is intended to be effective upon the execution of this Agreement without any further act by KDB, before any such court, and the introduction of a true copy of this Agreement into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

         (d) KDB hereby agrees to indemnify each Solicitation Agent against any loss incurred by such Solicitation Agent as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Solicitation Agent would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by such Solicitation Agent if such Solicitation Agent had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such Solicitation Agent's receipt thereof. The




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

foregoing indemnity shall constitute a separate and independent obligation of KDB and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

         12. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         13. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

         14. Severability. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         15. Successors. This Agreement is made solely for the benefit of the Solicitation Agents, KDB and, to the extent expressed, the indemnified persons hereunder and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

         16. Entire Agreement. This Agreement constitutes the entire agreement by and among KDB and the Solicitation Agents with respect to CSFB and Lehman Brothers acting as Solicitation Agents in connection with the transactions contemplated hereby and by the SAA and Guarantee Agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to such subject matter.

         17. Headings. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party's rights and duties hereunder.

         18. Several Obligations. The obligations of the Solicitation Agents hereunder are several and not joint.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                                         THE KOREA DEVELOPMENT BANK

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:



                                         CREDIT SUISSE FIRST BOSTON CORPORATION

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                         LEHMAN BROTHERS INC.

                                         By:
                                            -----------------------------------
                                            Authorized Representative

                                                                      SCHEDULE I

        Form of Legal Opinion of Cleary, Gottlieb, Steen & Hamilton, U.S.
  and English Counsel to KDB to be delivered in connection with this Agreement
 ------------------------------------------------------------------------------

     [Form of Cleary, Gottlieb, Steen & Hamilton Opinion Letter (U.S. Law)]





                                November o, 2002

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
     As Solicitation Agents
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010
U.S.A.

Ladies and Gentlemen:

                  We have acted as special United States counsel to The Korea Development Bank, a statutory juridical entity established in the Republic of Korea under The Korea Development Bank Act of 1953, as amended (the "Bank"), in connection with the Bank's offering pursuant to a registration statement under Schedule B (No. 333-97299) of guarantees, in the form of securities guarantees (the "Securities Guarantees") and deed poll guarantees (the "Deed Poll Guarantees" and, together with the Securities Guarantees, the "Guarantees"), of the debt securities of Korea Electric Power Corporation ("KEPCO") listed in the first paragraph on the cover of the prospectus supplement described below. The Guarantees will be issued pursuant to a guarantee agreement dated as of November 13, 2002 (the "Guarantee Agreement") between the Bank and KEPCO. Such registration statement, as amended when it became effective, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated November o, 2002, and as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended

(the "Securities Act"), is herein called the "Prospectus." This opinion letter is furnished pursuant to Section 7(i) of the solicitation indemnification agreement dated November 14, 2002 (the "Solicitation Indemnification Agreement") among the Bank and Credit Suisse First Boston Corporation and Lehman Brothers Inc. (together, the "Solicitation Agents").

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) an executed copy of the Solicitation Indemnification Agreement;

                  (b)  the Registration Statement;

                  (c)  the Prospectus;

                  (d) the forms of the Securities Guarantees and the Deed Poll Guarantees;

                  (e)  an executed copy of the Guarantee Agreement; and

                  (f) the documents delivered to you by the Bank at the closing pursuant to the Solicitation Indemnification Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such records of the Bank and such other instruments and other certificates of public officials, officers and representatives of the Bank and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Bank in the Solicitation Indemnification Agreement) and (ii) that the Securities Guarantees and the Deed Poll Guarantees conform to the forms thereof that we have reviewed.

                  Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

                  1. The Solicitation Indemnification Agreement has been duly executed and delivered by the Bank under the law of the State of New York.

                  2. When the Securities Guarantees, in the form filed as an exhibit to the Registration Statement, have been authorized, executed and delivered by the Bank, they will be the valid, binding and enforceable obligations of the Bank.

                  3. The issuance and sale of the Guarantees pursuant to the Guarantee Agreement, and the performance by the Bank of its obligations in the Solicitation Indemnification Agreement, the Guarantee Agreement and the Guarantees, do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, except such as have been obtained or effected under the Securities Act (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or Blue Sky laws).

                  4. The statements set forth under the heading "Description of the KDB Guarantees" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Guarantees, provide a fair summary of such provisions.

                  5. No registration of the Bank under the Investment Company Act of 1940, as amended, is required for the issuance and sale by the Bank of the Guarantees in the manner contemplated by the Guarantee Agreement.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (a) we have assumed that the Bank will have satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York); (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; and (c) such opinions also are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights. In addition, the enforceability in the United States of Section 6.5 of the Securities Guarantees is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976, as amended.

                  We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities Guarantees where jurisdiction based on diversity of citizenship under 28 U.S.C. ss.1332 does not exist, and we note that the express or implied designation of the United States federal courts sitting in New York City as the venue for any actions or proceedings relating to the Securities Guarantees is (notwithstanding any waiver) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. ss.1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.

                  The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

                  We are furnishing this opinion letter to you, as Solicitation Agents, solely for your benefit in connection with the offering of the Guarantees. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that in rendering its opinion to the Solicitation Agents pursuant to Section 5(e) of the Solicitation Indemnification Agreement, Kim & Chang, Korean counsel to the Bank, may rely on this opinion letter as if it were addressed to it.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON



                                            By _______________________________
                                                    Jinduk Han, a Partner

      [Form of Cleary, Gottlieb, Steen & Hamilton 10b-5 Letter (U.S. Law)]

                                November o, 2002

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
     As Solicitation Agents
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010
U.S.A.

Ladies and Gentlemen:

                  We have acted as special United States counsel to The Korea Development Bank, a statutory juridical entity established in the Republic of Korea under The Korea Development Bank Act of 1953, as amended (the "Bank"), in connection with the Bank's offering pursuant to a registration statement under Schedule B (No. 333-97299) of guarantees (the "Guarantees") of the debt securities of Korea Electric Power Corporation ("KEPCO") listed in the first paragraph on the cover of the prospectus supplement described below (the "Debt Securities"). Such registration statement, as amended when it became effective, is herein called the "Registration Statement," and the related prospectus, as supplemented by the prospectus supplement dated November 14, 2002, and as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Prospectus." This letter is furnished pursuant to
Section 5(e) of the solicitation indemnification agreement dated November o, 2002 among the Bank and

Credit Suisse First Boston Corporation and Lehman Brothers Inc. (together, the "Solicitation Agents").

                  Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in numbered paragraph 4 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. In addition, we have assumed, without independent verification or investigation, that the process by which KEPCO has sought certain amendments and waivers to the Debt Securities was conducted in compliance with all applicable laws and was accurately described in the KEPCO Documents (as defined below).

                  However, in the course of our acting as special United States counsel to the Bank in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Bank, representatives of the Ministry of Finance and Economy of the Republic of Korea, representatives of Korean counsel to the Bank, representatives of KEPCO, representatives of Korean and United States counsel to KEPCO, your representatives and representatives of your United States counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain records and documents furnished to us by the Bank and the following documents furnished to us by KEPCO: the Consent Solicitation Statement of KEPCO dated November 14, 2002, the Consent and Proxy Form of KEPCO dated November 14, 2002, KEPCO's Notices of Meeting dated November 14, 2002 and KEPCO's Information Release dated November 14, 2002 (together, the "KEPCO Documents").

                  Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

                           (a) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder.

                           (b) No information has come to our attention that causes us to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (c) No information has come to our attention that causes us to believe that the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

                  We are furnishing this letter to you, as Solicitation Agents, solely for your benefit in connection with the offering of the Guarantees. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                      Very truly yours,

                                      CLEARY, GOTTLIEB, STEEN & HAMILTON



                                       By ______________________________________
                                                    Jinduk Han, a Partner

        [Form of Cleary, Gottlieb, Steen & Hamilton English Law Opinion]


                                                              November [o], 2002



To: Credit Suisse First Boston Corporation
     Lehman Brothers Inc.
     As Solicitation Agents
     c/o Credit Suisse First Boston Corporation
     Eleven Madison Avenue
     New York, New York 10010
     U.S.A.

Ladies and Gentlemen:

                  We have acted as English counsel to The Korea Development Bank (the "Bank"), a statutory juridical entity established in the Republic of Korea under The Korea Development Bank Act of 1953, in connection with the Bank's offering, pursuant to a registration statement under Schedule B (No. 33397299), of guarantees in the form of deed poll guarantees (the "Deed Poll Guarantees") of certain payment obligations of the Korea Electric Power Corporation ("KEPCO") under the securities listed in Item 2 of Attachment 1 of the Guarantee Agreement (as defined below) and the fiscal agency agreement relating to such securities. The Deed Poll Guarantees will be issued pursuant to a Guarantee Agreement dated as of November 13, 2002 between the Bank and KEPCO (the "Guarantee Agreement"). This opinion letter is furnished pursuant to Section 5(e) of the Solicitation Indemnification Agreement dated November o, 2002 (the "Solicitation Indemnification Agreement") among the Bank and Credit Suisse First Boston Corporation and Lehman Brothers Inc. as the Solicitation Agents.

                  In arriving at the opinions expressed below we have reviewed the specimen form of the Deed Poll Guarantees.

                  In rendering the opinions expressed below we have assumed and not verified:

                  (a) that each Deed Poll Guarantee will be or has been executed in the form of the specimen;

                  (b) that each Deed Poll Guarantee has been or will be duly authorised by the Bank and that the Bank has the power, capacity and authority to execute and deliver and to perform its obligations contained in such Deed Poll Guarantee;

                  (c) the accuracy as to factual matters of each Deed Poll Guarantee (including, without limitation, the accuracy of the representations and warranties of the Bank) and the compliance by the Bank with its obligations under each Deed Poll Guarantee.

                  Based on the foregoing, and subject to the further qualifications and limitations set forth below, it is our opinion that:

                  1. each Deed Poll Guarantee, when duly authorised, executed and delivered by the Bank, will constitute a valid, binding and enforceable obligation of the Bank; and

                  2. there is no required authorisation, approval or consent of, or registration or filing with, any government department or regulatory authority of or within England in relation to the offering of the Deed Poll Guarantees or the performance by the Bank of its obligations in the Solicitation Indemnification Agreement, the Guarantee Agreement and the Deed Poll Guarantees.

                  The expression "enforceable" as used above means that the obligations referred to are of the type which English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

                  (a) The opinion set forth above as regards the binding effect and validity of the obligations and their enforceability against the contracting parties is subject to all limitations resulting from the laws of bankruptcy, insolvency, liquidation, administration, reorganisation, suretyship or similar laws of general application affecting creditors' rights.

                  (b) Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

                  (c) Where any obligations of any person are to be performed or observed in jurisdictions outside England, or by a person subject to the laws of a jurisdiction outside England, such obligations may not be enforceable under English law to the extent that performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

                  (d) The choice of English law as the governing law of the Deed Poll Guarantees may be limited by the Contracts (Applicable Law) Act 1991 in certain circumstances, including, for example, in respect of laws which cannot be derogated from by contract or which are, irrespective of the governing law of the contract, mandatory in the relevant forum.

                  (e) Where any person is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

                  (f) Enforcement of rights may be or become limited by prescription or by the lapse of time or may be or become subject to defences of set-off or counterclaim.

                  (g) An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

                  (h) Except in those cases where jurisdiction is determined in accordance with the provisions of the Council Regulation
                       (EC) 44/2001 on jurisdiction and the recognition and enforcement of judgements in civil and commercial matters, the Brussels Convention on Jurisdiction in Civil and Commercial Matters of 1968 or the Lugano Convention on Jurisdiction in Civil and Commercial Matters, an English court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum.

                  (i) Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

                  (j) Any provision providing for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

                  (k) Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

                  (l) An English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

                  (m) Any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

                  (n) There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder which by its terms would survive such judgment might not be held to do so.

                  (o) In the case of agreements which are not required by law to be in writing or evidenced in writing any provision of an agreement under hand may be amended by oral agreement or waived between the parties or by the conduct of the parties, notwithstanding any provision to the contrary. The most common example of a financing agreement which is required to be evidenced in writing is a guarantee.

                  (p) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

                  (q) The Deed Poll Guarantees may not be enforceable to the extent that the English law doctrines of frustration or mistake apply to them.


                  (r) A power of attorney may be revoked in certain circumstances, even if it is stated to be irrevocable, unless the power of attorney is expressed to be irrevocable and is given to secure a proprietary interest of the donee of the power or the performance of an obligation owed to the donee.

                  We express no opinion as to any agreement, instrument, or other document other than the Deed Poll Guarantees, or as to any liability to tax which may arise or be incurred as a result of or in connection with any Deed Poll Guarantee.

                  The opinions set out in this opinion letter are limited to the laws of England as currently applied by the courts in England, and is given on the basis that this opinion letter will be governed by and construed in accordance with English law.

                  We are furnishing this opinion letter to you solely for your benefit in connection with the offering of the Deed Poll Guarantees. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that in rendering its opinion to you pursuant to
Section 5(e) of the Solicitation Indemnification Agreement, Kim & Chang, Korean counsel to the Bank, may rely on this opinion letter as if it were addressed to it.

                                         Very truly yours,

                                         CLEARY, GOTTLIEB, STEEN & HAMILTON

                                         By_____________________________________
                                                  Andrew Shutter, a Partner

                                                                     SCHEDULE II




       Form of legal opinion of Kim & Chang, Korean Counsel to KDB, to be delivered in connection with this Agreement
                   -------------------------------------------

                       [Form of Kim & Chang Legal Opinion]

                                                                November o, 2002


Credit Suisse First Boston Corporation
Lehman Brothers Inc.
   As Solicitation Agents
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629 U.S.A.

  Re: Issuance of Certain Guarantees by The Korea Development Bank of Certain Debt Securities Issued by Korea Electric Power Corporation

Ladies and Gentlemen:

         We have acted as special Korean counsel for The Korea Development Bank (the "Bank"), a governmental financial institution established pursuant to The Korea Development Bank Act of 1953, as amended (the "KDB Act"), in the Republic of Korea (the "Republic"), in connection with the Bank's issuance of certain guarantees, in the form of securities guarantees (the "Securities Guarantees") and deed poll guarantees (the "Deed Poll Guarantees" and, together with the Securities Guarantees, the "Guarantees") of certain debt securities (the "Securities") issued by Korea Electric Power Corporation ("KEPCO"). The Guarantees will be issued pursuant to a Guarantee Agreement dated November 13, 2002 (the "Guarantee Agreement") between the Bank and KEPCO. This opinion is delivered pursuant to Section 5(e) of a Solicitation Indemnification Agreement dated November o, 2002 (the "Solicitation Agreement") among the Bank, Credit Suisse First Boston Corporation and Lehman Brothers Inc. (together, the "Solicitation Agents"). Unless otherwise defined herein, terms used herein shall have the same meanings as used in the Solicitation Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the KDB Act, the internal approval of the Bank relating to the issuance of the KDB Guarantees, and such other agreements, documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 2

         In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof, and we have found nothing to indicate that such assumptions are not fully justified. We have also assumed in relation to the documents which we examined that other than in relation to the Bank, all such documents are within the capacity and powers of and have been validly authorized, executed and delivered by and are binding on the parties thereto and there has been no breach of any of the terms thereof. As to any other matters of fact material to the opinions expressed herein, we have relied upon certificates or statements of officers and other representatives of the Bank.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. The Bank is a statutory juridical entity duly established under the KDB Act and validly existing under the laws of the Republic, with power and authority to own its properties and conduct its business as described in the Prospectus and is wholly owned and controlled by the Republic;

         2. The Bank has an authorized capitalization as set forth in the registration statement (the "Registration Statement") under Schedule B (No. 333-97299), to which the Bank's Prospectus and any amendment or supplement (the "Prospectus") is a part;

         3. To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Bank is a party or of which any property of the Bank is subject, which, if determined adversely to the Bank, would individually or in the aggregate have a material adverse effect on the financial position or results of operations of the Bank;

         4. The Solicitation Agreement has been duly authorized and executed by the Bank;

         5. The Guarantee Agreement has been duly authorized and executed by the Bank, and assuming that the Guarantee Agreement has been duly authorized, executed and delivered by KEPCO, the Guarantee Agreement constitutes a valid and binding

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 3




                  obligation of the Bank, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

         6. Each of the Deed Poll Guarantees and the Securities Guarantees has been duly authorized by the Bank and, when duly executed and delivered by the Bank to the applicable fiscal agent or trustee, as the case may be, will constitute a valid and binding obligation of the Bank, enforceable in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; [K&C
                  Note: Foregoing is the opinion to be given at launch date]

                  [Each of the Deed Poll Guarantees and the Securities Guarantees has been duly authorized and executed by the Bank and, assuming due delivery thereof to the applicable fiscal agents or trustees , as the case may be, by the Bank constitutes a valid and binding obligation of the Bank, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;] [K&C Note: Foregoing is the opinion to be given at closing date.]

         7. The Guarantees and the obligations of the Bank in respect of the Guarantees, upon issuance thereof, will be direct, unconditional and irrevocable obligations of the Bank on an unsecured and unsubordinated basis, and will rank pari passu among themselves and equally with all other unsecured obligations of the Bank (subject to such exceptions as are from time to time required under the laws of the Republic);

         8. Under the laws of the Republic and the regulations as in effect on the date of such opinion, the Bank is permitted to purchase at maturity sufficient freely transferable foreign currencies for the payment of all moneys due under the Solicitation

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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 4


                  Agreement, the Guarantee Agreement, the Deed Poll Guarantees and the Securities Guarantees (collectively, the "KDB Transaction Documents");


          9. The issuance of the Guarantees and the compliance by the Bank with all of the provisions of the Guarantees and the consummation by the Bank of the transactions contemplated by the KDB Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Bank is a party or by which the Bank is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of the documents constituting the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties (including, without limitation, the KDB Act);

         10. Except for such consents, approvals, authorizations, registrations or qualifications as may be required under the Korean Commercial Code with respect to the Waivers (as defined in the Solicitation Agreement), Consents (as defined in the Solicitation Agreement) and the Guarantees, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Bank or any of its properties or assets is required under Korean law for the execution, delivery, performance, making and consummation of the transactions contemplated by the KDB Transaction Documents;

         11. The statements in the Prospectus relating to the Guarantees and the KDB Transaction Documents are true and correct in all material respects insofar as matters of Korean law are concerned, and all statements of Korean law relating to the Bank and its administration and operations, and all other statements with respect to or involving Korean law set forth in the Registration Statement No. 333-97299 and the Prospectus are true and correct in all material respects;

          12. The Registration Statement and the Prospectus and their filing with the U.S. Securities and Exchange Commission have been duly authorized by the Bank, and the Registration Statement and any amendment thereto have each been duly

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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 5

                  executed on behalf of the Bank;


         13. The statements contained in the Registration Statement and the Prospectus under the caption "Korean Taxation", insofar as such statements constitute a summary of Korean statutes, rules and regulations, fairly present the information called for with respect to such Korean statutes, rules and regulations and our opinion filed as Exhibit 5.1 to the Registration Statement is confirmed;

         14. Payments by the Bank to the holders of the Securities who are non-residents of Korea (within the meaning of the Income Tax
                  Law) or non-Korean corporations (within the meaning of the Corporation Tax Law) ("Non-resident Holders") under the Guarantees of the principal amounts of the Securities (the original issue price, if any of the relevant Securities were originally issued at a discount) may be made without withholding or deduction for or on account of any taxes, duties, assessments or charges of whatever nature imposed or levied by or on behalf of the Republic. Any portion of payments by the Bank to the Non-resident Holders under the Guarantees other than principal amounts may be subject to the Korean withholding tax at the rate of 27.5% (including resident surtax) or such lower rate as is applicable under the tax treaty between Korea and the country of tax residence of the Non-resident Holders unless exempt otherwise under such applicable tax treaty or the Korean domestic tax law. In the event that the Bank becomes liable to withhold or deduct any such Korean taxes, the Bank's obligations under the Guarantees to pay the holders of the Securities any additional amounts which may be required to compensate them for any amounts so withheld or deducted are legal, valid, binding and enforceable. No stamp duty or other issue or documentary taxes are payable in the Republic in respect of the issuance of the Guarantees or the execution and delivery of the KDB Transaction Documents, except Korean stamp taxes, not material in amount, due upon the execution in the Republic of each copy of the Guarantees or the KDB Transaction Documents;

         15. Except as noted in Paragraph 14 above, under existing Korean law, the Non-resident Holder will not be subject to income or other taxes imposed by any governmental authority in the Republic in respect of the Guarantees or payments made by the Bank to them under the Guarantees unless the holder thereof is subject to such taxes

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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 6



                  in respect of such Guarantees or such payments by reason of his being connected with the Republic otherwise than by reason of the holding of the Guarantees or receiving payments thereon.The Non-resident Holders will not incur or become liable for any tax on income or capital gain, stamp duty, registration, transfer or other similar taxes in the Republic by reason only of the issuance of the Guarantees;

         16. Under Article 44 of the KDB Act, the Republic is legally obligated to replenish any deficit that results from the Bank's legal reserve being insufficient to offset its annual net losses. In light of this provision, if the Bank had insufficient funds to make any payment under any of its obligations (including the Guarantees), the Republic would be obligated to take appropriate steps (by making a capital contribution, by the allocation of funds or by other action) to enable the Bank to make such payments when due. In giving the foregoing opinion, we have relied on the position of the Republic as to its responsibility for the Bank set forth under the caption "The Korea Development Bank - Business - Government Support and Supervision" in the Prospectus;

          17. We have no reason to believe that (A) as of its effective date, the Registration Statement (other than financial statements and related schedules and other financial and statistical data therein as to which we are not called upon to express any belief) , contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that (B) as of the date of the Prospectus and the date hereof, the Prospectus (other than financial statements and related schedules and other financial and statistical data therein as to which we are not called upon to express any belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Our belief in this Paragraph 17 is based upon our participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto and upon our review and discussion of the contents thereof, but without independent check or verification except as stated therein;

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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 7


          18. The Bank would not, under the laws of the Republic, be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity with respect to any of its obligations under the KDB Transaction Documents;


          19. The provisions in the Solicitation Agreement and the Guarantees for submission by the Bank to the jurisdictions of the courts and the appointment of its process agents in the City of New York are valid, binding and enforceable and any judgment obtained against the Bank in the courts to whose jurisdiction the Bank has submitted under the Solicitation Agreement or the Guarantees would be recognized and enforced by the courts in the Republic without re-examination of the merits, provided that (i) such judgment was finally given by a court having valid jurisdiction, (ii) the Bank was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable the Bank to prepare its defense in conformity with applicable laws or responded to the action without being served with process,
                  (iii) recognition of such judgment is not contrary to the public policy of the Republic and (iv) judgments of the courts of the Republic are accorded reciprocal treatment in the jurisdiction of the court which had given such judgment; and

          20. The courts of the Republic will uphold and give effect to the choice of the laws of England or the State of New York, as the case may be, to govern the Solicitation Agreement and the Guarantees which are expressed to be governed by the laws of England or the State of New York, as the case may be, insofar as the result of the application of such law is not contrary to the public policy of Korea, provided that, in case any legal proceeding is brought in a court of the Republic, the court of the Republic would apply (i) Korean law bearing upon the capacity of a Korean party to enter into contracts, (ii) the laws of the Republic which should be mandatorily applied by their nature irrespective of the governing law and (iii) with respect to the matters relating to the acquisition, loss or modification of rights relating to an instrument, the laws which govern rights represented by the instrument.

         The opinions set forth above are subject to the following:

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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 8

         (a) Enforcement may be limited or affected by laws relating to bankruptcy, corporate reorganization, composition, moratorium or other similar laws which generally affect the enforcement of creditors' rights;


         (b) Nothing in this opinion should be taken as indicating that the remedies of specific performance or injunction would necessarily be available with respect to any provision of the KDB Transaction Documents;

         (c) The enforceability of provisions under the KDB Transaction Documents may also be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided for in the Civil Code of Korea;

         (d) The enforceability of provisions releasing or exculpating a party from, or requiring indemnification of a party for, liability for its own action or inaction may be limited or affected where the action or inaction involves unlawful conduct, willful misconduct or gross negligence;

         (e) Korean courts may exercise judicial discretion in determining such matters as conclusiveness of certificates, extent of damages and entitlement to attorneys' fees and other costs; and

         (f) Under the Foreign Exchange Transaction Law of the Republic, if the Korean government deems that certain emergency circumstances, including but not limited to sudden fluctuations in interest rates or exchange rate, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets, are likely to occur, it may impose any necessary restrictions such as requiring the Bank to obtain prior approval from the Ministry of Finance and Economy of the Republic for the repatriation of payments made under the Securities Guarantees, the Deed Poll Guarantees or the Solicitation Agreement.

         This opinion is confined to and given on the basis of Korean law as in effect on the date hereof and we express no opinion in respect of those matters governed by or construed in


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Credit Suisse First Boston Corporation
Lehman Brothers Inc.
November 14, 2002
Page 9



accordance with the laws of any jurisdiction other than the Republic. To the extent that the laws of the United States of America and the State of New York are relevant to our opinions set forth above, we have, without making any independent investigation with respect thereto, relied upon, and our opinions are subject to the qualifications, assumptions and exceptions set forth in, the opinion, dated today, of Cleary, Gottlieb, Steen & Hamilton, United States counsel to the Bank, delivered to you pursuant to Section [5 (h)] of the Solicitation Agreement. We have also assumed that there is nothing in the law of any other jurisdiction which affects this opinion.

         This opinion is addressed to and is solely for your benefit and, except with our express consent, is not to be transmitted to, nor is it to be relied upon by, any other person (save your United States counsel and United States counsel to the Bank in connection with the delivery of their respective opinions to the Solicitation Agents in connection with the issuance of the Guarantees, except for our foregoing opinion paragraph No. 17) or for any purpose other than in connection with the issuance of the Guarantees. This opinion is limited to the matters addressed herein and is not to be read as an opinion with respect to any other matter.

                                                       Very truly yours,


                                                       Kim & Chang

                                      34